UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 21, 2026

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2026, the Board of Directors (the “Board”) of Lattice Semiconductor Corporation (the “Company”) increased the authorized number of directors on the Board from 8 to 10 and appointed John McCool, age 67, and Raejeanne Skillern, age 56, to the Board, effective October 21, 2026. The Board has not yet determined the committees of the Board to which Mr. McCool and Ms. Skillern will be appointed. The Board has determined that each of Mr. McCool and Ms. Skillern is independent under the applicable listing standards of The Nasdaq Stock Market LLC.

In connection with their service as directors, Mr. McCool and Ms. Skillern will each be entitled to the Company’s customary compensatory arrangements for non-employee directors, including an annual cash retainer of $80,000 for Board service. In addition, each of Mr. McCool and Ms. Skillern will be granted a restricted stock unit (“RSU”) award with a fair market value of $220,000 on the date of grant, prorated to reflect the number of months of service on the Board from the date of appointment to the date of the Company’s next annual meeting of stockholders, pursuant to the terms of the Company’s 2011 Non-Employee Director Equity Incentive Plan (each, an “Award”). The RSUs subject to each Award will vest on May 4, 2027, subject to the director’s continued service to the Company through such date. Each of Mr. McCool and Ms. Skillern will also enter into the Company’s standard form of indemnification agreement.

Ms. Skillern previously served as a member of the Board from September 2022 to May 2024.

There are no arrangements or understandings between either Mr. McCool or Ms. Skillern and any other person pursuant to which either was selected as a director. In addition, there are no transactions in which either Mr. McCool or Ms. Skillern has an interest that would require disclosure under Item 404(a) of Regulation S-K. Neither Mr. McCool nor Ms. Skillern has any family relationship with any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On October 22, 2026, the Company issued a press release in connection with the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release, dated October 22, 2026 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Tracy Feanny
Date:	October 22, 2026		Senior Vice President, General Counsel and Corporate Secretary

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